SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
              the Securities Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

X    Preliminary Information Statement

_    Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))

_    Definitive Information Statement

                        LATINOCARE MANAGEMENT CORPORATION
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.

__   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


__   Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                        LATINOCARE MANAGEMENT CORPORATION
                          959 Walnut Avenue, Suite 250
                           Pasadena, California 91106

                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 MARCH 26, 2003

To The Shareholders of Latinocare Management Corporation

         Jose J. Gonzalez and Yuval Chiprut (collectively, the "Majority Shareholders") are the holders of a total of 13,471,645 shares or approximately 92.1% of the total issued and outstanding stock of Latinocare Management Corporation, a Nevada corporation (the "Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Nevada.

1. Authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to change the Company's name from Latinocare Management Corporation to a name to be selected by the board of directors by duly authorized resolution, subject to the board approval, signing, and closing of a reorganization agreement with an operating company within the next ninety (90) days.

                           Jose J. Gonzalez, Secretary

                                   -----------

             WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                        LATINOCARE MANAGEMENT CORPORATION
                          959 WALNUT AVENUE, SUITE 250
                           PASADENA, CALIFORNIA 91106

                                 MARCH 26, 2003

                               SHAREHOLDERS ACTION

         The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about March 26, 2003, to be effective on or before May 2, 2003. As of January 24, 2003, the Majority Shareholders held of record 13,471,645 shares of the Company's common stock, par value $.001 per share, or approximately 92.1% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.

         The Majority Shareholders consist of Jose J. Gonzalez, the Chairman, President, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company, and Yuval Chiprut. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

         Holders of the common stock of record as of January 24, 2003 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by March 31, 2003, and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. California law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 14,627,100 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                         THE COMPANY AND THE TRANSACTION

         The Company has its executive offices at 959 Walnut Avenue, Suite 250, Pasadena, California 91106, and its telephone number is (626) 583-1115. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation to change the Company's name from Latinocare Management Corporation to a name to be selected by the board of directors by duly authorized resolution (the "Amendment"), subject to the board approval, signing, and closing of a reorganization agreement with an operating company within the next ninety (90) days.

         The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the implementation of the Amendment will help to facilitate a future business combination with an operating company. The Company is not expected to experience a material tax consequence as a result of the Amendment.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2001 and its quarterly report on the Form 10-QSB for the quarter ending September 30, 2002 are available upon request to: Jose J. Gonzalez, Secretary, Latinocare Management Corporation, 959 Walnut Avenue, Suite 250, Pasadena, California 91106.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of March 26, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Latinocare Management Corporation, 959 Walnut Avenue, Suite 250, Pasadena, California 91106.

                                                     Number of Shares Beneficially            Percentage
Name, Title, and Address                                       Owned(1)                       Ownership
--------------------------------------------------------------------------------------------------------------
Jose J. Gonzalez                                               6,904,218(2)                     47.2%(2)
President, Chief Executive Officer, Chief
Financial Officer, Secretary, and Chairman..

Yuval Chiprut...............................                   6,567,427(2)                     44.9%(2)

All current executive officers as a group...                   6,904,218                        47.2%

All current directors who are not executive
   officers as a group......................                       0                              0%

-------------------------

(1) Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person is calculated as of March 26, 2003.

(2) Mr. Yuval Chiprut and Mr. Jose J. Gonzalez plan to enter into share purchase agreements (collectively the "Share Purchase Agreement") with an unaffiliated third party pursuant to which Mr. Yuval Chiprut and Mr. Jose J. Gonzalez will sell a total of 13,401,645 shares of the Company's Common Stock to the unaffiliated party in consideration for a total of $190,000, of which approximately $80,000 to $100,000 will be used by Mr. Jose J. Gonzalez to pay certain outstanding liabilities of the Company. Upon the completion of the sale of the shares to the unaffiliated third party, it is anticipated that Mr. Yuval Chiprut will own 25,000 shares of the Company's Common Stock and Mr. Jose J. Gonzalez will own 45,000 shares of the Company's Common Stock.

                                   MANAGEMENT

         The following table lists the names and ages of the executive officers and directors of the Company and the Subsidiary. The directors were elected on February 28, 2002 and will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

    NAME                   AGE                   POSITION WITH THE COMPANY
    ----                   ---                   -------------------------

Jose J. Gonzalez           56                President, Chief Executive Officer,
                                             Chief Financial Officer, Secretary,
                                             and Chairman
-----------------


         JOSE J. GONZALEZ, age 56, has been the Chairman of the Board of Directors, President, Chief Executive Officer, and Secretary of the Company since October 2001 and the Chief Financial Officer of the Company effective December 2002. He has been the President and Chief Executive Officer of Latinocare Management Corporation, a California corporation and wholly owned subsidiary of the Company, since its inception in February 1995. Mr. Gonzalez has more than 30 years of experience in the health care industry, including hospital administration, group and Independent Physician's Association development, managing community clinics in Los Angeles and Orange County, and managed care contracting. From December 1984 to July 1987, he was President and Chief Executive Officer of Universal Medi-Co., which contracted with group practices to provide management and support services. In November 1983, he started the White Memorial Medical Group, a hospital based group practice. Mr. Gonzalez is currently a member of the Public Policy Committee for the California Association of Physicians Organizations, as well as a member of the Advisory Board of the California Department of Managed Health Care, an appointment he received from Governor Gray Davis. Mr. Gonzalez received a Bachelor of Arts Degree in Language and Communications from California State University, Long Beach in 1970 and a Masters Degree in Public Administration, Health Care Management from Pepperdine University in 1973.

         Under the Nevada General Corporation Law and the Company's Articles of Incorporation, as amended, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2002, the Board of Directors held one meeting.

COMPENSATION OF DIRECTORS

         Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table and notes set forth the annual cash compensation paid to Jose Gonzalez, the President, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company, by the Subsidiary during its fiscal years ended December 31, 2002, 2001, 2000, and 1999, respectively. No other executive officer received compensation in excess of $100,000 in any such year.

                                                Annual Compensation                    Long-term
                                                                                     Compensation
                                                                                         Awards
                                                                                         ------
                                                                                       Securities
                                Fiscal                             Other Annual        Underlying         All Other
Name and Principal Position      Year     Salary(1)     Bonus      Compensation         Options          Compensation
---------------------------      ----     ---------     -----      ------------      -------------       ------------
Jose J. Gonzalez                 2002     $144,000      - 0 -       - 0 -              - 0 -              - 0 -
 President, Chief Executive
 Officer, Chief Financial
 Officer, and Secretary

                                 2001     $144,000      - 0 -       - 0 -              - 0 -              - 0 -
                                 2000        - 0 -      - 0 -       - 0 -              - 0 -               $144,000(2)
                                 1999        - 0 -      - 0 -       - 0 -              - 0 -               $144,000(2)

----------------

(1) During the Subsidiary's fiscal year 2001, Mr. Joseph Luevanos, the former Chief Financial Officer of the Company and the Subsidiary, received an annual salary from the Subsidiary of $168,000. Mr. Luevanos submitted his resignation as a director and Chief Financial Officer of the Company in January 2003, effective as of July 1, 2002.

(2)      Prior to 2001, Mr. Jose J. Gonzalez received consulting fees from the
         Company.

OPTIONS GRANTED IN LAST FISCAL YEAR

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYMENT AGREEMENT

         The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.


                              INDEPENDENT AUDITORS

         Based upon the recommendation of the Audit Committee, the Board of Directors has authorized the firm of Armando Ibarra, C.P.A., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2002.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         Any proposal  that a  shareholder  intends to present at the  Company's
2003 Annual Meeting should have been received at the Company's principal executive office not later than November 1, 2002. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2003 Annual Meeting, other than those made by the Board of Directors, should have been submitted to the Secretary of the Company no later than November 1, 2002. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JOSE J. GONZALEZ, SECRETARY OF THE COMPANY, AT LATINOCARE MANAGEMENT CORPORATION, 959 WALNUT AVENUE, SUITE 250, PASADENA, CALIFORNIA 91106, TELEPHONE (626) 583-1115, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.